Exhibit 23:

BAGELL, JOSEPHS & COMPANY, L.L.C.
---------------------------------
Certified Public Accountants





Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated January 22, 2004, accompanying the financial statements of Expert Systems, Inc. on Form SB-2/A for the years ended December 31, 2003 and 2002 and for the period of April 16, 2002 (inception date) through December 31, 2002. We hereby consent to the incorporation by reference of said report on the Registration Statement of Expert Systems, Inc. on Form SB-2/A.

Signed,

/s/ Bagell, Josephs & Company, L.L.C.

October 12, 2004